Translation from Finnish


NATIONAL BOARD OF PATENTS AND REGISTRATION
Trade Register System                                 Register number: 676.550
                                                      Issued 07.02.2000



E X T R A C T   F R O M   T H E   T R A D E   R E G I S T E R
-------------------------------------------------------------


Company name:                 Stora Enso Oyj
Trade Register no:            676.550
Entered in the Register:      01.05.1996
Handled by office:            NBPR/ Register office 2
                              Address: Arkadiankatu 6 A, 00100 Helsinki
                              Tel.: 09-6939 5979
Domicile:                     Helsinki
Contents of Extract:          Information valid at 07.02.2000
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Information relating to registered report:
Diary No.    Ordinal number   Entered in the Register   Announcement made in
2000/009027           20      07.02.2000                Register Journal 6/00
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Register entries:

POSTAL ADDRESS (Registered 01.05.1996): Kanavaranta 1, 00160 Helsinki

COMPANY NAME (Registered 23.12.1998): Stora Enso Oyj

SPHERE OF OPERATIONS (Registered 23.12.1998)

         The Company operates directly or through subsidiaries and associated companies in the forest, engineering and chemical industries and other manufacturing industries; engages in agriculture, forestry and merchant shipping, as well as in mining industry, supply of hydro-power, building of hydro-electric facilities and financing. The Company may also engage in the sale of know-how and services in its own field of operations and carry out construction, operational, marketing and other corresponding assignments both in Finland and abroad.

DOMICILE (Registered 01.05.1996):                       Helsinki

ACCOUNTING PERIOD (Registered 14.11.1997)

         The accounting period of the company shall annually commence on 1 January and end on 31 December.

FOUNDATION (Registered 01.05.1996)

         The Articles of Association were approved by general meetings of shareholders held on 7 September 1995. The Court has issued a permit for the execution of the merger agreement.

         The following companies have merged to form Enso Oy:
         Enso-Gutzeit Oy
         Veitsiluoto Oy


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                                                        Register number: 676.550


CHANGE OF ARTICLES OF ASSOCIATION (Registered 23.12.1998)

         The Articles of Association have been changed on 23 July 1998.

BOOK ENTRY SECURITIES SYSTEM (Registered 01.05.1996):

         The shares of the company are maintained in the book entry securities system.

SHARE CAPITAL (Registered 26.01.2000):

         By January 4, 2000 the share capital has been increased on the basis of the bonds issued on April 7, 1997, in addition to the increase of 300.000,00 Finnish marks earlier registered, by 2.460.000,00 Finnish marks Share capital: 7,598.556.890,00 Finnish marks, fully paid up.
         Shares: 759,855.689 at 10 Finnish marks each.
         The share capital converted officially: Euro 1,277,985.527,43.

DIFFERENT CATEGORIES OF SHARES (Registered 26.01.2000)

         The company shares are divided in series A and series R shares, which differ from each other as stipulated in the Articles of Association. Series A: 208,951,188 shares
         Series R: 550,904.501 shares

MINIMUM AND MAXIMUM SHARE CAPITAL (Registered 23.12.1998):

         Minimum share capital:   5,000,000,000 Finnish marks.
         Maximum share capital: 20,000,000,000 Finnish marks.

BONDS (Registered 26.01.2000)

         On 7 April 1997 the Company decided on the issue of bonds with warrants to a total value of 1,000,000.00 Finnish marks. On the basis of the bonds, the Company's share capital can be increased by a maximum of 30,000,000.00 Finnish marks through a rights issue. Subscription for the new shares can take place during the period from 1 December 1998 to 31 March 2004. By January 26 2000 the share capital has been increased on the basis of the bond by 2,760,000.00 Finnish marks.


BOARD OF DIRECTORS (Registered 23.12.1998)

         Chairman:                   06.06.1947       Dahlback, Claes Ake Gustav
         Ordinary members:           07.02.1948       Ackermann, Josef Meinrad
                                     290840-4599      Ahlstrom, Krister Harry
                                     21.03.1934       Einsmann, Harald
                                     07.06.1945       Hagglund, Bjorn Arne
                                     151046-471T      Harmala Jukka Sakari
                                     310159-057V      Luoma Raimo Johannes
                                     080742-125N      Pitkanen Paavo Juhani
                                     18.11.1948       Sjoqvist, Jan Gustav
                                     02.09.1956       Wallenberg, Marcus


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                                                        Register number: 676.550


OTHER DIRECTORS (Registered 23.12.1998):

         Chief Executive Officer:        151046-471T      Harmala Jukka Sakari
         Deputy Chief Executive Officer: 07.06.1945       Hagglund, Bjorn Arne

AUDITORS (Registered 16.11.1999)

         Auditors:
         KPMG Wideri Oy Ab, Registration number 770.463, Trade Register
                  Auditor in charge:
                  310152-0915 Niileksela Anssi Hannu Kalevi

         SVH Pricewaterhouse Coopers Oy, Registration number 222.847, Trade Register
                  Auditor in charge:
                  301244-469 Nikula Pekka Antero

LEGAL REPRESENTATION (Registered 14.11.1997)

         The company's name shall be signed by the Board of Directors in accordance with the Companies Act.

COMPANY SIGNATORIES (Registered 23.12.1998)

       In accordance with the Articles of Association authorised to sign for the Company are the members of the Board of Directors, two jointly.

AUTHORISATIONS TO SIGN FOR THE COMPANY (Registered 07.02.2000)

29.09.1945           Bengtsson Lars Goran Olof
15.04.1955           Dingertz Per Johan Wilhelm
17.03.1952           Feldreich Karl Johan
071041-069C          Kalela Kimmo Risto Erkki
281251-051J          Korhonen Kai Antero
200648-1576          Kurkinen Jyrki Uolevi
120456-0279          Laaksonen Pekka Jaakko Tapani
22.06.1960           Lichtenthaler Lothar
03.07.1938           Lindell Erik Gunnar
231146-5732          Makelainen Esko Olavi
270142-137F          Paavolainen Timo Juhani
20.02.1941           Petersson Anders Henning Ingvar
05.10.1956           Rettig Bernd Franz Georg
13.11.1947           Stade Yngve Arneson
150241-2232          Taukojarvi Jouko Paivio

The above persons are entitled to sign for the company, two together or each separately together with a member of the board of directors.
--------------------------------------------------------------------------------

                                                        Register number: 676.550


HISTORY OF COMPANY NAME:     From 23.12.1998 -                  Stora Enso Oyj
                             14.11.1997 - 22.12.1998            Enso Oyj
                             01.05.1996 - 13.11.1997            Enso Oy

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The above information is a print-out from the Trade Register system. Printed on the official form of the Board of Patents and Registration this document is an original without a signature.

NATIONAL BOARD OF PATENTS AND REGISTRATION
Trade Register System
                                                            23.12.1998
                                                            Register No. 676.550



                                ARTICLES OF ASSOCIATION



Register No.                    676.550

Company:                        Stora Enso Oyj

Handled by Office:              NBPR / Register Office No. 2
                                Address:     Arkadiankatu 6 A
                                             00100 Helsinki
                                Tel.         09-6939 5979

Contents:                       Copy of existing Articles of Association
                                dated 23 December 1998

Valid:                          From 23 December 1998 -

This information is a print-out from the Trade Register system. Printed on the official form of the Board of Patents and Registration this document is valid without a signature.

ARTICLES OF ASSOCIATION OF STORA ENSO OYJ



I. NAME AND DOMICILE OF THE COMPANY AND ITS FIELD OF OPERATIONS

     ss.1. The name of the Company is Stora Enso Oyj, and its domicile the City of Helsinki.

     ss.2. The Company operates directly or through subsidiaries and associated companies in the forest, engineering and chemical industries and other manufacturing industries; engages in agriculture, forestry and merchant shipping, as well as in mining industry, supply of hydro-power, building of hydro-electric facilities and financing. The Company may also engage in the sale of know-how and services in its own field of operations and carry out construction, operational, marketing and other corresponding assignments both in Finland and abroad.


II. SHARE CAPITAL AND SHARES

     ss.3. The minimum share capital of the Company is five thousand million
          (5,000,000,000) Finnish marks and the maximum twenty thousand million (20,000,000,000) Finnish marks, within the limits of which the share capital may be increased or reduced without amending the Articles of Association.

          The  nominal value of each share is ten (10) Finnish marks.

          The minimum number of shares may not be less than five hundred million (500,000,000) and the maximum not more than two thousand million (2,000,000,000) shares.

          The shares shall be divided into class A shares and class R shares.

          The number of class A shares may not be more than five hundred million (500,000,000) and class R shares not more than one thousand six hundred million (1,600,000,000) shares, provided, however, that the total number of shares may not be more than two thousand million (2,000,000,000) shares.

          The shares of the Company shall be incorporated in the book-entry system.

          The right to receive funds distributed by the Company and to subscribe for shares when increasing the share capital shall be restricted to persons:

          1. who have been registered as shareholders in the Shareholders' Register on the record date;

          2. whose right to payment has been registered on the record date on the book-entry account of a registered shareholder and entered into the Shareholders' Register; or

          3. in case a share is nominee registered, on whose book-entry account the share has been registered on the record date and whose nominee has been registered in the Shareholders' Register of the Company on the record date as the nominee of the shares.


III. MANAGEMENT OF THE COMPANY

          ss.4. The Board of Directors and the Chief Executive Officer shall be responsible for the management of the Company. The duties of the various bodies of the Company shall be determined by the laws of Finland and by a separate Corporate Governance Policy determined by the Board of Directors.

          ss.5. The Board of Directors shall consist of not less than six (6) and not more than ten (10) ordinary members.

                The Board of Directors shall elect one of its members chairman and one of its members vice chairman.

                The term of office of a member of the Board of Directors shall expire at the end of the following Annual General Meeting of Shareholders.

                The Board of Directors shall appoint the Chief Executive Officer and the Executive Vice President, who shall also act as Deputy Chief Executive Officer of the Company, as well as other senior managers.

          ss.6. Authorised to sign for the Company are the ordinary members of the Board of Directors, two jointly, or each of the persons heretofore authorised by the Board of Directors, two jointly with each other or with a member of the Board of Directors.

                The Board of Directors shall decide on authorising persons to sign for the Company per procuram.


IV. CLOSING OF ACCOUNTS AND ANNUAL AUDIT

          ss.7. The financial year of the Company shall be the calendar year.
                The annual accounts shall be prepared in good time and handed over to the Auditors for annual audit at least one month before the Annual General Meeting of Shareholders.

          ss.8. The Company shall have one (1) or two (2) Auditors, who shall be entities of Certified Public Accountants or individuals approved by the Finnish Central Chamber of Commerce.

                The Auditors shall be appointed by a General Meeting of Shareholders for a term of office expiring at the close of the following Annual General Meeting of Shareholders.

                The Auditors shall submit a report of their audit to the Board Directors two (2) weeks before the Annual General Meeting of of Shareholders, at the latest.


V. ANNUAL GENERAL MEETING

          ss.9. Shareholders present at a General Meeting of Shareholders or their legally qualified representatives or their legally qualified proxies shall have the right to exercise their power to decide on matters pertaining to the Company.

                A shareholder wishing to attend a General Meeting of Shareholders shall notify the Company by the date mentioned in the notice to the meeting, which may not be more than five days before the meeting.

                Since the shares of the Company are incorporated in the book-entry system, the provisions of the Finnish Companies Act regarding the right to participate in a General Meeting of Shareholders must also be taken into account.

         ss.10. At votings and elections, each class A share and each ten class
                R shares entitle the holder to one vote. Each shareholder shall, however, have at least one vote.

         ss.11. The Board of Directors shall convene a General Meeting of Shareholders by publishing a notice to the meeting in newspapers, as determined by the Board of Directors, but at least in two Finnish and two Swedish newspapers, not more than two (2) months and not less than fourteen (14) days before the last day for advance notice of attendance mentioned in the notice to the meeting.

                Other notices to the shareholders shall be delivered in the same way.

         ss.12. The General Meeting of Shareholders shall be held in Helsinki.

         ss.13. The Annual General Meeting of Shareholders shall be held within six (6) months from the end of the financial year.

                An Extraordinary General Meeting of Shareholders shall be convened when considered necessary by the Board of Directors or when requested in writing by an Auditor or shareholders holding together a minimum of one tenth of all the shares to discuss a specified matter which they have indicated.

         ss.14.  At the Annual General Meeting of Shareholders shall be:

                 presented

                    1. the annual accounts, which shall comprise the income statement, the balance sheet and the report of operations;

                    2.   the Auditors' report;

                    decided

                    3. the adoption of the income statement and the balance sheet;

                    4. the measures to which the profit or loss of the adopted balance sheet may give cause, and upon the date and manner for a possible distribution of dividend;,

                    5. the granting of discharge from responsibility to the members of the Board of Directors, and the Chief Executive Officer;

                    6.   the number of the members of the Board of Directors;

                    7.   the number of Auditors;

                    8. the remuneration of the members of the Board of Directors and the Auditors;

                    elected

                    9.   the members of the Board of Directors; and

                    10.    the Auditors; and

                    dealt with

                    11. any other matters notified separately in the notice to the meeting.


VI.  CONVERSION OF SHARES

         ss.15. The Company's A shares can be converted into R shares subject to the stipulations of this Section.

                The conversion shall always take place within the maximum limits for each share class as stipulated in the Articles of Association. No monetary consideration shall be payable for the conversion.

                An A share may be converted into an R share at the request of a shareholder, or, in case the shares are registered in the name a nominee, at the request of the nominee indicated in the of book-entry register. The Board of Directors of the Company shall each year determine a period not exceeding one (1) month, during which the conversion request may be presented to the Company. The
                Board of Directors shall inform the shareholders of the conversion possibility eight (8) days before the beginning of the conversion period, at the latest, by a notice given in the manner prescribed at the time for notices to General Meetings of Shareholders.

                A shareholder's request for conversion of shares shall be presented to the Company in writing. The request shall mention the number of shares to be converted as well as the book-entry account on which the book-entries corresponding to the shares are recorded.

                The Company may request that an entry be made on the shareholder's book-entry account restricting the shareholder's right of transfer during the conversion procedure. The Company shall without delay notify the Trade Register of the changes in the numbers of shares following the conversion.

                A request for conversion of shares may be cancelled before the change has been notified to the Trade Register. Upon cancellation, the Company shall request that any entry restricting the shareholder's right of transfer shall be removed from the shareholder's book-entry account.

                The conversion of A shares into R shares shall become effective upon registration in the Trade Register. The party who requested the conversion and the book-entry registrar shall be notified of the registration.

                In the event a General Meeting of Shareholders is convened during a period of conversion determined by the Board of Directors, any conversion requests made during such conversion period shall be deemed to be received after the General Meeting of Shareholders. In such a case, the Board of Directors may decide upon extension of the conversion period to end after the General Meeting of Shareholders, when necessary.

                The Board of Directors shall, when necessary, decide on more detailed procedures for the conversion of shares based on a request of a shareholder or, in case of shares registered in the name of a nominee, on the request of the nominee indicated in the book-entry register.

                       ----------------------------------

                    This is to certify that the foregoing is a true translation of the original Finnish document produced to me.

                    Helsinki, 23 December 1998.